Memorandum of Understanding

Between

ICHARGEIT, INC.

and

FREESTONE RESOURCES, INC.

Date:

This Memorandum of Understanding is effective as of the date of signature by the last party hereto, June 15th, 2006.

Purpose:

To set out the agreements and understanding of the parties hereto prior to the merger of the parties hereto

Agreements:

1.

As of the date of merger, the name of the surviving corporation, same being ICHARGEIT, INC. shall be changed to FREESTONE RESOURCES, INC.

2.

Officers and Directors of the surviving corporation shall change by written consent of the directors and officers of ICHARGEIT, INC.

3.

Each corporation is or will be audited by an independent auditor to verify that each company is solvent and is in good standing with their respective Secretary of State or appropriate agency within said corporation’s registration state.

4.

The Merger Agreement to be executed by the parties hereto shall not be binding and effective until such time as favorable audits are completed and all Securities and Exchange Commission qualification rules have been met.

5.

By this Memorandum, LLOYD L. LANE is elected to the Board of Directors of ICHARGEIT, INC. and all necessary and appropriate resolutions shall be taken by ICHARGEIT, INC. to carry out the above election.

6.

At the time of completion of the merger of the corporations herein named, all corporate directors and officers of ICHARGEIT, INC. shall resign and the following shall be elected as follows:

Directors of Surviving Corporation:

A.

LLOYD L. LANE

426 West Highway 84

Fairfield, Texas 75840

B.

JAMIE D. LONG

426 West Highway 84

Fairfield, Texas 75840

C.

KENT KENDALL

426 West Highway 84

Fairfield, Texas 75840

      Officers of Surviving Corporation:

LLOYD L. LANE, President

426 West Highway 84

Fairfield, Texas 75840

JAMIE D. LONG, Secretary

426 West Highway 84

Fairfield, Texas 75840

KENT KENDALL, Treasurer

426 West Highway 84

Fairfield, Texas 75840

This instrument is not a contract but does set out the agreement of the parties:

ICHARGEIT, INC.

FREESTONE RESOURCES, INC

11 Washington Street

426 West Highway 84

Hawthorne, New Jersey

Fairfield, Texas

By:
	JAMES CARROLL, President June 15th, 2006	LLOYD L. LANE, President